                                  Exhibit 99(b)

                                 REVOCABLE PROXY

                       FIRST ASHLAND FINANCIAL CORPORATION
                         SPECIAL MEETING OF STOCKHOLDERS
                               SEPTEMBER __, 1996

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
            BOARD OF DIRECTORS OF FIRST ASHLAND FINANCIAL CORPORATION

         The undersigned stockholder of First Ashland Financial Corporation ("First Ashland") hereby nominates, constitutes and appoints ___________________ and ________________, or either one of them, as proxy or proxies for the undersigned, each with full power of substitution and resubstitution, to vote all of the shares of common stock of First Ashland which the undersigned is entitled to vote at the Special Meeting of the Stockholders of First Ashland to be held at 1640 Carter Avenue, Ashland, Kentucky on September __, 1996, at __:00 a.m., and at any adjournments thereof (the "Special Meeting"), on the following matters, all of which are described in the accompanying Proxy Statement:

         1. The adoption of the Agreement and Plan of Merger and Reorganization dated March 25, 1996, by and between First Ashland and Camco Financial Corporation ("Camco") providing for the merger of First Ashland with and into Camco; and

                   / / FOR              / / AGAINST            / / ABSTAIN

         2. In their discretion, upon such other matters as may properly come before the Special Meeting.

   THE BOARD OF DIRECTORS OF FIRST ASHLAND RECOMMENDS A VOTE FOR THE PROPOSAL.

         PLEASE SIGN AND DATE THIS REVOCABLE PROXY ON THE REVERSE SIDE.

         This Revocable Proxy will be voted as directed by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS REVOCABLE PROXY WILL BE VOTED FOR THE PROPOSAL.

         All proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Special Meeting of First Ashland and of the accompanying Proxy Statement is hereby acknowledged.

         This Revocable Proxy may be revoked by the undersigned at any time before it is exercised by (i) executing and delivering to First Ashland a later dated proxy, or (ii) giving notice of revocation in open meeting or in writing to the Secretary of First Ashland at the Special Meeting.

    IF YOU ARE PLANNING TO ATTEND THE SPECIAL MEETING, PLEASE CHECK THIS BOX:


                                      / /


NOTE: Please sign your name exactly as it appears on your stock certificate(s). Jointly owned shares require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.



- ----------------------------------          ------------------------------------
            Signature                                   Signature


- ----------------------------------          ------------------------------------
           Print Name                                  Print Name


- ----------------------------------          ------------------------------------
    Print Title (if applicable)                   Print Title (if applicable)


Dated:                                      Dated:
      ----------------------------                 -----------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST ASHLAND. PLEASE DATE, SIGN AND RETURN IT TO FIRST ASHLAND PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.